Consensus Cloud Solutions, Inc. Insider Trading Policy Effective Date: May 18, 2022 1. Introduction Federal and state laws prohibit buying, selling or making other transfers of securities by persons who have material information that is not generally known or available to the public (“Material Nonpublic Information”). These laws also prohibit persons with such Material Nonpublic Information (as further explained in Section 2 below) from disclosing it to others who trade. In light of these prohibitions, Consensus Cloud Solutions, Inc. (together with its subsidiaries, the “Company”) has adopted the following policy (this “Policy”) regarding trading in securities by its directors, officers, and employees. The Company may also determine that other persons should be subject to this Policy, such as contractors or consultants who have access to Material Nonpublic Information. This Policy also applies to your family members who reside with you (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household (other than household employee), and any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control, such as parents or children who consult with you before they trade in Company securities (collectively referred to as “Family Members”). This Policy also applies to corporations or other business entities controlled, influenced or managed by you or your Family Members, and trusts for which you are the trustee or have a beneficial or pecuniary interest (collectively referred to as “Controlled Entities”). Unless otherwise indicated, all references to “you” in this Policy should be read to include all of your Family Members and Controlled Entities. The Securities and Exchange Commission (“SEC”) and federal prosecutors may presume that trading by Family Members or Controlled Entities is based on information you supplied and may treat any such transactions as if you had traded yourself. There is no exception for small transactions or transactions that may seem necessary or justifiable for independent reasons, such as the need to raise money for an emergency expenditure. As such, you are responsible for the transactions of your Family Members and Controlled Entities and, therefore, should make them aware of the need to confer with you before they trade in Company securities, and you should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for your own account. This Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to you or your Family Members. Any person who violates the federal insider trading laws may have to pay civil fines of up to three times the profit gained or loss avoided by such trading, as well as criminal fines of up to $5 million. Such person also may have to serve a jail sentence of up to 20 years. In addition, the Company could be subject to a civil fine of up to the greater of $1.425 million subject to adjustment for inflation, and three times the profit gained or loss avoided as a result of insider trading violations, as well as a criminal fine of up to $25 million.

2 The SEC, The Nasdaq Global Select Market LLC (“Nasdaq”) and state regulators (as well as the Department of Justice) are very effective at detecting and pursuing insider trading cases. The SEC has successfully prosecuted cases against employees trading through foreign accounts, trading by Family Members and friends, and trading involving only a small number of shares. Therefore, it is important that you understand the breadth of activities that constitute illegal insider trading. This Policy sets out the Company’s Policy in the area of insider trading and should be read carefully and complied with fully. If you have any questions, please contact the General Counsel. 2. Definitions (a) What is “Material Nonpublic Information”? i. Material Information Information is generally considered “material” if there is a likelihood a reasonable investor would consider such information important in making an investment decision to buy, hold, or sell securities. Either positive or negative information may be material. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances, and is often evaluated by enforcement authorities with the benefit of hindsight. Depending on the circumstances, common examples of information that may be material include: ● earnings, revenue, or similar financial information; ● unexpected financial results; ● changes in subscription rates; ● unpublished financial reports or projections; ● extraordinary borrowing or liquidity problems; ● changes in control; ● changes in directors, senior management or auditors; ● information about current, proposed, or contemplated transactions, business plans, financial restructurings, acquisition targets or significant expansions or contractions of operations; ● changes in dividend policies or the declaration of a stock split or the proposed or contemplated issuance, redemption, or repurchase of securities; ● material defaults under agreements or actions by creditors, clients, or suppliers relating to a company’s credit rating; ● information about major contracts; ● gain or loss of a significant customer or supplier;

3 ● major new products or designs or significant advances in product development or price changes on major products; ● marketing changes; ● the interruption of production or other aspects of a company’s business as a result of an accident, fire, natural disaster, or breakdown of labor negotiations or any major shut-down; ● the establishment of a repurchase program for Company securities; ● labor negotiations; ● product recalls; ● major environmental incidents; ● significant actual or potential cybersecurity incidents, events or risks that affect the Company or third-party providers that support the Company’s business operations, including computer system or network compromises, viruses or other destructive software, and data breach incidents that may disclose personal, business or other confidential information; ● bankruptcy or liquidity concerns or developments; and ● institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings. Federal, state and Nasdaq investigators will scrutinize a questionable trade after the fact with the benefit of hindsight, so you should always err on the side of deciding that the information is material and not trade. If you have questions regarding specific transactions, please contact the General Counsel. ii. Nonpublic Information Nonpublic information is information that is not generally known or available to the public. We consider information to be available to the public only when: ● it has been released to the public by the Company through appropriate channels (e.g., by means of a press release or a widely disseminated statement from a senior officer or a filing with SEC); and ● enough time has elapsed to permit the investment market to absorb and evaluate the information. You should generally consider information to be nonpublic until one full trading day has elapsed following public disclosure. For example, if the Company discloses Material Nonpublic Information before the market opens on Monday, you may not trade until Tuesday (one full trading day after the Company’s release), so long as you do not have any additional Material Nonpublic Information after such release (and subject to preclearance requirements described below, if applicable). If, however, the Company discloses Material Nonpublic Information after the market opens on Monday, you may not trade until Wednesday (one full trading day after the

4 Company’s release), so long as you do not have any additional Material Nonpublic Information after such release (and subject to preclearance requirements described below, if applicable). (b) Trading / Transactions For purposes of this Policy, references to “trading” and “transactions” in Company securities (including the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, such as preferred stock, convertible debentures and warrants, etc., as well as derivative securities that are not issued by the Company) include, among other things: ● purchases and sales of Company securities in public markets; ● sales of Company securities obtained through the exercise of employee stock options granted by the Company, including broker-assisted cashless exercise (as defined below); ● making gifts of Company securities (including charitable donations); or ● using Company securities to secure a loan. Conversely, references to “trading” and “transactions” do not include: ● the exercise of Company stock options if no shares are to be sold or if there is a “net exercise” (as defined below); ● the vesting of Company stock options, restricted stock or restricted stock units; or ● the withholding of shares to satisfy a tax withholding obligation upon the vesting of restricted stock or restricted stock units. Therefore, you may freely exercise your stock options, engage in “net exercises” and have the Company withhold shares to satisfy your tax obligations without violating this Policy. Note that a “net exercise” (which is permitted) is the use of the underlying shares to pay the exercise price and/or tax withholding obligations, whereas a broker-assisted cashless exercise (which is not permitted) involves the broker selling some or all of the shares underlying the option on the open market. If and when the Company adopts an employee stock purchase plan (the “ESPP”), this Policy will not apply to your purchases of Company stock in the ESPP resulting from your periodic contribution of money to the ESPP pursuant to your payroll deduction election made while the Window Period is open and you are not aware of Material Nonpublic Information. However, this Policy will apply to any sales of Company stock pursuant to the ESPP. Further, transactions in mutual funds that are invested in Company securities are not transactions subject to this Policy as long as (a) you or your Family Member does not control the investment decisions on individual stocks within the fund or portfolio and (2) Company securities do not represent a substantial portion of the assets of the fund or portfolio.

5 3. Policies and Procedures (a) Trading Policy The following procedures apply to all the persons covered by this Policy, including their respective Family Members and Controlled Entities. i. You may not trade in the stock or other securities of any company when you are aware of Material Nonpublic Information about that company. This Policy against “insider trading” applies to trading in Company securities, as well as to trading in the securities of other companies, such as the Company’s customers, distributors, vendors, or suppliers, or firms with which the Company may be negotiating a major transaction. ii. You may not convey Material Nonpublic Information about the Company or another company to others, or suggest that anyone purchase or sell any company’s securities while you are aware of Material Nonpublic Information about that company. This practice, known as “tipping”, also violates the securities laws and can result in the same civil and criminal penalties that apply if you engage in insider trading directly, even if you do not receive any money or derive any benefit from trades made by persons to whom you passed Material Nonpublic Information. This policy against “tipping” applies to information about the Company and its securities, as well as to information about other companies. Persons with whom you have a history, pattern or practice of sharing confidences—such as Family Members, close friends and financial and personal counselors—may be presumed to act on the basis of information known to you; therefore, special care should be taken so that Material Nonpublic Information is not disclosed to such persons. This Policy does not restrict legitimate business communications to Company personnel who require the information in order to perform their business duties. Material Nonpublic Information, however, should not be disclosed to persons outside the Company unless you are specifically authorized to disclose such information and the person receiving the information has agreed, in writing, if appropriate, to keep the information confidential. (b) Policy Regarding Speculative Transactions, Hedging, Pledging and Trading on Margin The Company has determined that there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if the persons subject to this Policy engage in certain types of transactions. It therefore is the Company’s policy that any persons covered by this Policy, including their respective Family Members and Controlled Entities, may not engage in any of the following transactions: i. Speculative Transactions It is against Company policy for you to engage in speculative transactions in Company securities. As such, it is against Company policy for you to trade in puts or calls in Company securities, or sell Company securities short. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance.

6 ii. Hedging Transactions You are prohibited from hedging the Company’s securities (including through the purchase of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities that you hold directly or indirectly. iii. Pledging and Trading on Margin Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities, you are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. (c) Unauthorized Disclosure All persons subject to this Policy, including their respective Family Members and Controlled Entities, must maintain the confidentiality of Company information for competitive, security and other business reasons, as well as to comply with securities laws. All information you learn about the Company or its business plans is potentially nonpublic information until we publicly disclose it. You should treat this information as confidential and proprietary to the Company. You may not disclose it to others, such as Family Members, other relatives, or business or social acquaintances. Also, legal rules govern the timing and nature of our disclosure of material information to outsiders or the public. Violation of these rules could result in substantial liability for you, the Company and its management. For this reason, we permit only specifically designated representatives of the Company to discuss the Company with the news media, securities analysts and investors and only in accordance with the Company’s Regulation FD Policy. If you receive inquiries of this nature, refer them to the General Counsel. (d) When and How to Trade Company Securities i. Overview Directors, officers and certain other persons who are so designated (and notified) from time to time by the General Counsel as well as respective Family Members and Controlled Entities of such persons (all such persons and entities, “Restricted Persons”) are for purposes of this Policy required to comply with the restrictions covered below. Even if you are not a Restricted Person, however, following the procedures listed below may assist you in complying with this Policy.

7 ii. Window Periods Restricted Persons may only trade in Company securities from the date that is one full trading day after the Company’s earnings release to the end of business on the 15th day of the last month of each fiscal quarter (i.e., March 15th, June 15th, September 15th and December 15th annually) (such period, the “Window Period”). If, however, the Window Period closes on a non-trading day (i.e., a Saturday, Sunday or Nasdaq holiday), the Window Period will close on the completion of the next full trading day. However, even if the Window Period is open, Restricted Persons may not trade in Company securities if they are aware of Material Nonpublic Information about the Company. In addition, Directors and executive officers must preclear all transactions in Company securities even if they initiate them when the Window Period is open. From time to time the Company may close the Window Period due to developments involving Material Nonpublic Information. In such events, the Company may notify particular individuals that they should not engage in any transactions involving the purchase or sale of Company securities, and should not disclose to others the fact that the Window Period has been closed. Even if the Window Period is closed, you may exercise Company stock options if no shares are to be sold (or exercise a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding obligations) – you may not, however, effect sales of stock issued upon the exercise of stock options (including same-day sales and cashless exercises). In light of these restrictions, if you expect a need to sell Company securities at a specific time in the future, you may wish to consider entering into a prearranged Rule 10b5-1 trading plan, as discussed below. iii. Preclearance The Company requires its Directors and executive officers to contact the General Counsel in advance of effecting any purchase, sale or other trading of Company securities (including a stock plan transaction such as an option exercise, a gift, a loan, a contribution to a trust or any other transfer) and obtain prior approval of the transaction from the General Counsel. All requests must be submitted to General Counsel (or, in the case of the General Counsel, to the Chief Executive Officer, President and/or Chief Financial Officer) at least two business days in advance of the proposed transaction. The General Counsel will then determine whether the transaction may proceed. This preclearance policy applies even if you are initiating a transaction while a Window Period is open. If a transaction is approved under the preclearance policy, the transaction must be executed within three business days after the approval is obtained, but regardless may not be executed if you acquire Material Nonpublic Information concerning the Company during that time. If a transaction is not completed within the period described above, the transaction must be approved again before it may be executed.

8 If a proposed transaction is not approved under the preclearance policy, you should refrain from initiating any transaction in Company securities, and you should not inform anyone within or outside of the Company of the restriction. In addition, when a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any Material Nonpublic Information about the Company, and should describe fully those circumstances to the General Counsel. The requestor should also indicate whether he or she has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5 as appropriate. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale. iv. Rule 10b5-1 Trading Plans Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) provides for an affirmative defense against insider trading liability if trades occur pursuant to a prearranged “trading plan” that meets specified conditions. Under Rule 10b5-1, if you enter into a binding contract, an instruction or a written plan that specifies the amount, price and date on which securities are to be purchased or sold, and these arrangements are established at a time when you are not aware of Material Nonpublic Information, you may claim a defense to insider trading liability if the transactions under the trading plan occur at a time when you have subsequently learned Material Nonpublic Information. A plan effected in accordance with the rule may specify amount, price and date through a formula or may specify trading parameters which another person has discretion to administer, but you must not exercise any subsequent discretion affecting the transactions, and if your broker or any other person exercises discretion in implementing the trades, you must not influence his or her actions and he or she must not be aware of any Material Nonpublic Information at the time of the trades. Trading plans can be established for a single trade or a series of trades. It is important that you properly document the details of a trading plan. Note that, in addition to the requirements described above, there are a number of additional procedural conditions to Rule 10b5-1 that must be satisfied before you can rely on a trading plan as an affirmative defense against an insider trading charge. These requirements include that you act in good faith, that you do not modify your trading instructions while you are aware of Material Nonpublic Information and that you not enter into or alter a corresponding or hedging transaction or position. Because this rule is complex, the Company recommends that you work with a broker and be sure you fully understand the limitations and conditions of the rule before you establish a trading plan. All Rule 10b5-1 trading plans, contracts and instructions are required to be reviewed and approved by the General Counsel for compliance with Rule 10b5-1 and the Company’s policies concerning such programs, prior to implementing any such plan, contract or instruction. In addition, all amendments, modifications and terminations of an existing Rule 10b5-1 trading plan must be reviewed and approved by the General Counsel prior to effecting any such amendments, modifications or terminations.

9 As such, if you wish to implement a trading plan pursuant to Rule 10b5-1 under the 1934 Act, you must first pre-clear the plan with the General Counsel at least 2 trading days prior to the entry into the plan. A Rule 10b5-1 trading plan can only be entered into, amended, modified or terminated during the open Window Period and at a time when you are not aware of Material Nonpublic Information. In order to help demonstrate that you were not aware of Material Nonpublic Information at the time you entered into a Rule 10b5-1 trading plan, trades may not commence under a Rule 10b5-1 plan until at least 30 days after adoption of the plan. Amendments of an existing Rule 10b5-1 trading plan are strongly discouraged due to legal risks. Amendment of a plan can affect the validity of trades that have taken place under the plan prior to amendment. Amendments must be approved during an open Window Period by the General Counsel in writing. Amendments will be treated as a termination of the current plan and creation of a new plan, and will be subject to all requirements regarding establishment of new plans. The first trade under an amended plan may not occur until at least 30 days after the date of amendment of the plan, except as approved by the General Counsel. Terminations of Rule 10b5-1 trading plans are also strongly discouraged due to legal risks. If you still wish to terminate your plan, you must notify the General Counsel in advance and obtain approval in writing. If you terminate a plan, you may not enter into another plan until at least 30 days after the termination date of the prior plan or before trading outside of the Rule 10b5-1 plan (which may mean waiting until the next Window Period), except as approved by the General Counsel. The creation of a new plan will be subject to all requirements regarding establishment of new plans. The General Counsel may deny approval of a new plan after the early termination of an existing plan if you have exhibited a pattern of early termination or have adopted a series of short-term plans. Transactions pursuant to Rule 10b5-1 trading plans that are effected in accordance with this Policy may occur notwithstanding the other prohibitions included herein. (e) Certification All directors, officers, employees and certain consultants will be required to certify their understanding of and intent to comply with this Policy periodically. (f) Noncompliance Anyone who fails to comply with this Policy or who refuses to certify that he or she has complied with it will be subject to appropriate disciplinary action, up to and including termination of employment. (g) Post-Termination Transactions This Policy will continue to apply to your transactions in Company securities after your employment or service has terminated with the Company until such time as you are no longer aware of Material Nonpublic Information or until that information has been publicly disclosed or is no longer material.

10 4. Additional Securities Law Matters (a) Section 16 Directors, officers and greater than 10% beneficial owners of the Company’s common stock (each, a “Section 16 Insider”) will also be required to comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the 1934 Act. The practical effect of these provisions is that (i) Section 16 Insiders will be required to report transactions in Company securities (usually within two business days of the date of the transaction) and (ii) Section 16 Insiders who purchase and sell Company securities within a six-month period will be required to disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. (b) Rule 144 If you are a director or executive officer, you may be deemed to be an “affiliate” of the Company. Consequently, shares of Company common stock held by you may be considered to be “restricted securities” or “control securities”, the sale of which are subject to compliance with Rule 144 under the Securities Act of 1933, as amended (or any other applicable exemption under the federal securities laws). If this is the case, note that Rule 144 places limits on the number of shares you may be able to sell and provides that certain procedures must be followed before you can sell shares of Company common stock. Contact the General Counsel for more information on Rule 144.

ACKNOWLEDGEMENT AND CERTIFICATION I certify that: 1. I have read and understand the Company’s Insider Trading Policy (the “Policy”). 2. I understand that the General Counsel is available to answer any questions I have regarding the Policy. 3. Since October 8, 2021, or such shorter period of time that I have been with the Company, I have complied with the Policy. 4. I will continue to comply with the Policy for as long as I am subject to the Policy _________________________ Signature Date: ______________________ _________________________ Name (Please Print)